UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The disclosure required to be provided herein is incorporated by reference to Item 3.02 below.

SECTION 3 — SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities

On December 10, 2007, O2Diesel Corporation (the “Company”) and Energenics Holdings Pte Ltd (“Energenics”) entered into an amendment (the “Amendment”) to the Common Stock and Warrant Purchase Agreement, dated October 17, 2007 (the “Agreement”) relating to a joint venture transaction to develop the Asian market for O2Diesel™, the Company’s ethanol diesel fuel blend.

Pursuant to the Amendment, the Company agreed to increase the number of shares of common stock by 782,313 shares to 3,333,333 shares, which reduced the per share price from $0.49 to $0.375. The per share price of $0.375 represents 121% of the current market price on the American Stock Exchange the day prior to the signing of the Amendment. In addition, the Company agreed to issue an additional 391,157 shares exercisable pursuant to the warrant associated with the transaction (the “Investment Warrant”).

In addition, pursuant to the Agreement, the Company will issue additional warrants (the “Additional Warrants,” and together with the Investment Warrant, the “Warrants”) to purchase shares of common stock, upon the purchase of certain quantities of O2D05 or the equivalent. Pursuant to the Amendment, the exercise price per share for the shares associated with these Additional Warrants was also reduced to $0.375.

All other terms and conditions of the transaction, remain as provided in the Agreement.

The parties expect to close the transaction by December 31, 2007.

The common stock and the Warrants will be issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

Copies of the Agreement, Amendment and the Warrants will be filed with the Company’s Form 10-KSB to be filed on or about March 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:  /s/ Alan R. Rae
        Alan R. Rae
        Chief Executive Officer

Date: December 14, 2007